                                3,500,000 Shares

                        Ramco-Gershenson Properties Trust

                      Common Shares of Beneficial Interest

                           (Par Value $0.01 Per Share)


                          EQUITY UNDERWRITING AGREEMENT


                                                                 April [_], 2002



Deutsche Bank Securities Inc.
McDonald Investments Inc.
Robertson Stephens, Inc.,
As Representatives of the
     several Underwriters
c/o Deutsche Bank Securities Inc.
One South Street
Baltimore, Maryland 21202

Ladies and Gentlemen:

         Ramco-Gershenson Properties Trust, a Maryland real estate investment trust (the "Company"), and Ramco-Gershenson Properties, L.P., a Delaware limited partnership (the "Operating Partnership"), each confirms its agreement with respect to the issue and sale by the Company and the purchase by the several underwriters (the "Underwriters") named in Schedule I hereto for whom you are acting as representatives (the "Representatives") of an aggregate of 3,500,000 shares (the "Firm Shares") of the Company's common shares of beneficial interest, par value $0.01 per share (the "Common Shares"). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Company also proposes to sell at the Underwriters' option an aggregate of up to 525,000 additional shares of the Company's Common Shares (the "Option Shares") as set forth below.

         As the Representatives, you have advised the Company and the Operating Partnership (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."

         In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

         1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE OPERATING PARTNERSHIP.

                  The Company and the Operating Partnership each severally represents and warrants to each of the Underwriters as follows:

                  (a) The Company has filed a registration statement on Form S-3 (File No. 333-57871) with respect to the Shares in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) of the Act, is herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below. The Registration Statement has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The term "Prospectus" means the form of prospectus first filed with the Commission pursuant to Rule 424(b). Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus." Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein, and, in the case of any reference herein to any Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rules 424(b) or 430A, and prior to the termination of the offering of the Shares by the Underwriters.

                  (b) The Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, with all requisite trust power and authority to own or lease its properties and conduct its business as described in the Registration Statement. Each of the subsidiaries of the Company as listed in Schedule II hereto (collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation, limited partnership or limited liability company in good standing under the laws of the jurisdiction of its organization, with all requisite corporate, limited partnership or limited liability company power and authority, as the case may be, to own or lease its properties and conduct its business as described in the Registration Statement. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification. The outstanding shares of capital stock of each of the Subsidiaries that is a corporation, the outstanding partnership interests of each of the Subsidiaries that is a limited partnership and the outstanding limited liability company interests of each of the Subsidiaries that is a limited liability company have been duly authorized and validly issued, are fully paid and non-assessable and, to the extent set forth in Schedule II hereto, are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock, partnership interests, limited liability company interests or other ownership interests in the Subsidiaries are outstanding.

                  (c) The outstanding Common Shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of shareholders exist with respect to any of the Shares or the issue and sale thereof which have not been waived. The Company has duly reserved a sufficient number of Common Shares for issuance upon exchange of outstanding units of limited partnership of the Operating Partnership ("OP Units") in accordance with the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended to date (the "Operating Partnership Agreement"). Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any Common Shares.

                  (d) The outstanding OP Units of the Operating Partnership have been duly authorized and validly issued and are fully paid and non-assessable. OP Units issued and sold in connection with the acquisition of properties currently under contract to be acquired have been and will be offered, issued and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws).

                  (e) The information set forth under the caption
"Capitalization" in the Prospectus is true and correct. All of the Shares conform to the description thereof contained in the Registration Statement. The form of certificates for the Shares conforms to the law of the jurisdiction of the Company's organization.

                  (f) The Commission has not issued an order preventing or suspending the effectiveness of the Registration Statement or the use of any Preliminary Prospectus or Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations. The documents incorporated, or to be incorporated, by reference in the Prospectus, at the time filed with the Commission, conformed or will conform, in all respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Act, as applicable, and the rules and regulations of the Commission thereunder. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of a material fact; and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor the Operating Partnership makes any representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof.

                  (g) There are no contracts or documents required to be filed as exhibits to or incorporated by reference in the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed, incorporated by reference or described as required.

                  (h) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement and the Prospectus, present fairly the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the company.

                  (i) Deloitte & Touche LLP, who have certified certain of the financial statements filed with the Commission as part of, or incorporated by reference in, the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

                  (j) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company or the Operating Partnership, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which if determined adversely to the Company or any of its Subsidiaries could reasonably be expected to result in any material adverse change in the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and of the Subsidiaries taken as a whole or prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement.

                  (k) The Company and the Subsidiaries have good and marketable title in fee simple to all the real properties, or any part thereof, owned by them (collectively, and with all buildings, structures and other improvements located thereon and all easements, rights and other appurtenances thereto, the "Properties") and good and marketable title to all the other properties and assets reflected in the consolidated financial statements hereinabove described or described in the Registration Statement, subject to no lien, security interest, mortgage, pledge, charge, claim, restriction or encumbrance of any kind except those reflected in such financial statements or described in the Registration Statement or which are not material in amount or which do not materially impair the use of such Property for retail shopping center purposes; all liens, security interests, mortgages, pledges, charges, claims, restrictions or encumbrances on or affecting the properties and assets of the Company or any of the Subsidiaries that are required to be disclosed in the Registration Statement are disclosed therein or in documents incorporated by reference therein; neither the Company nor the Operating Partnership knows of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning the Properties which would have a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole; each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not result in a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole and will not result in a forfeiture or reversion of title; none of the Company nor any Subsidiary has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and none of the Company nor any Subsidiary knows of any such condemnation or zoning change which is threatened and which if consummated would have a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole; no lessee of any portion of any of the Properties is in default under any of the leases governing such Properties and there is no event which, but for the passage of time or the giving of notice or both, would constitute a default under any of such leases, except such defaults as are described in the Registration Statement or that would not have a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole; and the Company and the Subsidiaries occupy their leased properties under valid and binding leases.

                  (l) The Company and the Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments, fines and penalties levied against them or any of them to the extent that any of the foregoing has become due, except for any such assessment, fine or penalty that is currently being contested in good faith and which, if material, is described in the Registration Statement. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments except as described in the Registration Statement.

                  (m) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, (A) there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company and its Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, (B) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, as it may be amended or supplemented,
(C) no material casualty loss or material condemnation or other material adverse event with respect to any of the Properties has occurred, and (D) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock except as described in the Registration Statement or by the Operating Partnership or any of its Subsidiaries with respect to any class of their capital stock, partnership interests, limited liability company interests or other ownership interests, as applicable. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Company's financial statements which are included in the Registration Statement.

                  (n) Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, in violation of or in default under (i) its declaration of trust, certificate of formation, charter, by-laws, partnership agreement, limited liability company agreement or other organizational document, as the case may be, or (ii) under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and, solely with respect to this clause (ii), which violation or default would have a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, or of the Articles of Amendment and Restatement of Declaration of Trust or By-Laws of the Company, or of the Operating Partnership Agreement of the Operating Partnership or any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction.

                  (o) The execution and delivery of, and the performance by each of the Company and the Operating Partnership of its respective obligations under, this Agreement has been duly and validly authorized by all requisite trust or partnership action, as the case may be, on the part of the Company and the Operating Partnership, and this Agreement has been duly executed and delivered by the Company and the Operating Partnership.

                   (p) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company and the Operating Partnership of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or such additional steps as may be necessary to qualify the Shares for public offering by the

Underwriters under state securities or "blue sky" laws) has been obtained or made and is in full force and effect.

                  (q) The Company and each of the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses.

                  (r) Neither the Company nor, to the Company's or the Operating Partnership's knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Shares. Each of the Company and the Operating Partnership acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the New York Stock Exchange in accordance with Regulation M under the Exchange Act.

                  (s) Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Prospectus, will be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Commission thereunder.

                  (t) The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (u) The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses; and neither the Company nor any of the Subsidiaries has any reason to believe that any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

                  (v) The Company and each Subsidiary, and each of their respective "pension plans" (as defined in the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA")), are in compliance in all material respects with all currently applicable provisions of ERISA; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any Subsidiary would have any liability; neither the Company nor any of its Subsidiaries has incurred, and neither the Company nor any of its Subsidiaries expects to incur, liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                  (w) The tax agreement, dated as of May 10, 1996 (the "Tax Agreement"), by and between Atlantic Realty Trust ("Atlantic") and the Company's predecessor is valid, effective and binding on the parties thereto, subject to no defenses, and no default has occurred thereunder. Pursuant to the Tax Agreement, Atlantic has assumed all tax liability arising out of the Internal Revenue Service's audit of the Company for the taxable years ending 1991 through 1995, excluding any tax liability relating to any actions or events occurring, or any tax return position taken, after May 10, 1996, but including liabilities for interest, penalties, additions to tax and costs relating to covered taxes. To the Company's and the Operating Partnership's knowledge, Atlantic (i) had sufficient financial resources timely to meet its obligations under the Tax Agreement as of December 31, 2001 and (ii) has no plans under which the net worth of Atlantic would be diminished to an extent which would impair the ability of Atlantic to fulfill its obligations under the Tax Agreement.

                  (x) The Company is organized in conformity with the requirements for qualification as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code, and its actual method of operation as described in the Registration Statement has enabled it since January 1, 1999, and its proposed method of operation will enable it to continue, to meet the requirements for qualification and taxation as a REIT under the Code.

                  (y) To the Company's or the Operating Partnership's knowledge, there are no affiliations or associations between any member of the NASD and any of the Company's officers, trustees or 5% or greater security holders, except as set forth in the Registration Statement.

                  (z) Except as described in or contemplated by the Registration Statement, or except as would not otherwise be expected to have a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, (A) the Company and each of the Subsidiaries is in compliance with and not subject to any known liability under applicable Environmental Laws (as defined below), (B) the Company and each of its Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company or the Operating Partnership, threatened against the Company or any of its Subsidiaries under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Company or any of its Subsidiaries,
(E) neither the Company nor any of its Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable law, (F) no property owned or operated by the Company or any of its Subsidiaries is (i) listed or, to the knowledge of the Company or the Operating Partnership, proposed for listing on the National Priorities List under CERCLA or (ii) listed in the Comprehensive Environmental Response, Compensation and

Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any governmental authority, (G) neither the Company nor any of its Subsidiaries is subject to any order, decree or agreement requiring, or otherwise obligated or required to perform any response or corrective action under any Environmental Law, and (H) there are no past or present actions, occurrences or operations which could reasonably be expected to prevent or interfere with compliance by the Company or any of its Subsidiaries with any applicable Environmental Law or to result in liability under any applicable Environmental Law. For purposes of this Agreement, "Environmental Laws" means the common law and all applicable foreign, federal, provincial, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of Hazardous Materials (as defined below) into the environment, (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials and (iii) underground and aboveground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom. "Hazardous Material" means any pollutant, contaminant, waste, chemical, substance or constituent, including, without limitation, petroleum or petroleum products subject to regulation or which can give rise to liability under any Environmental Law.

                  (aa) No labor dispute with the employees of the Company or any of its Subsidiaries exists or is threatened or imminent that could have a materially adverse effect on or constitute a materially adverse change in, or constitute a development involving a prospective materially adverse effect on or change in, the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, except as described in or contemplated by the Registration Statement.

                  (bb) Except as set forth in the Registration Statement, the mortgages and deeds of trust encumbering the properties and assets described in the Registration Statement are not convertible and neither the Company, any of its Subsidiaries, nor any person affiliated therewith holds a participating interest therein, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Company or any of its Subsidiaries.

                  (cc) The Company's Common Shares are listed on the New York Stock Exchange. The Shares have been approved for listing on the New York Stock Exchange.

         2. PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES.

                  (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $[_____] per share, the number of Firm Shares set forth opposite the name of each Underwriter in
Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

                  (b) Payment for the Firm Shares to be sold hereunder is to be made in federal (same day) funds against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in The City of New York are open for business and are not permitted by law or executive order to be closed.)

                  (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share set forth in Section 2(a). The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in federal (same day funds) through the facilities of The Depository Trust Company in New York, New York drawn to the order of the Company.

         3. OFFERING BY THE UNDERWRITERS.

                  It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the public offering price set forth on the cover of the Prospectus.

The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

                  It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

         4. COVENANTS OF THE COMPANY AND THE OPERATING PARTNERSHIP.

                  Each of the Company and the Operating Partnership severally covenants and agrees with the several Underwriters that:

                  (a) The Company will (A) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations, (B) not file any amendment to the Registration Statement or supplement to the Prospectus or document incorporated by reference therein of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

                  (b) The Company will advise the Representatives promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

                  (c) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign trust or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

                  (d) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), including documents incorporated by reference therein, and of all amendments thereto, as the Representatives may reasonably request.

                  (e) The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

                  (f) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

                  (g) Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any fiscal quarter subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

                  (h) No offering, sale, short sale or other disposition of any Common Shares of the Company or other securities convertible into or exchangeable or exercisable for Common Shares or derivative of Common Shares (or agreement for such) will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of Deutsche Bank Securities Inc. other than the issuance of Common Shares upon conversion of outstanding preferred shares of the Company or OP units or upon exercise of stock options issued by the Company.

                  (i) The Company will use its best efforts to continue to meet the requirements to qualify as a REIT under the Code, subject to the fiduciary duties of the Board of Trustees of the Company to manage the business of the Company in the best interest of its shareholders.

                  (j) The Company has caused each officer and trustee of the Company to furnish to you, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to the Underwriters, pursuant to which each such person shall agree not to offer, sell, sell short or otherwise dispose of any Common Shares of the Company or OP Units of the Operating Partnership or other capital stock of the Company or the Operating Partnership, or any other securities convertible, exchangeable or exercisable for Common Shares or OP Units or derivative of Common Shares or OP Units owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) for a period of 90 days after the date of this Agreement, directly or indirectly, except with the prior written consent of Deutsche Bank Securities Inc. (collectively, the "Lock-up Agreements").

                  (k) The Company shall apply the net proceeds of its sale of the Shares as set forth in the Prospectus.

                  (l) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

                  (m) The Company will maintain a transfer agent and, if necessary under the jurisdiction of organization of the Company, a registrar for the Common Shares.

                  (n) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

         5. COSTS AND EXPENSES.

                  The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company and the Operating Partnership under this Agreement, including, without limiting the generality of the foregoing, the following: (i) accounting fees of the Company; (ii) the fees and disbursements of counsel for the Company; (iii) the fees and disbursements of counsel for the Underwriters; (iv) the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, the Preliminary Prospectus, the Prospectus, this Agreement, the Underwriters' invitation letter, the New York Stock Exchange supplemental listing application and any supplements or amendments thereto; (v) the filing fees of the Commission; (vi) the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the Shares; (vii) any listing fees of the New York Stock Exchange; (viii) the Company's miscellaneous travel and road show expenses and (ix) the Underwriters' out-of-pocket expenses. The Company shall not, however, be required to pay for any of the Underwriters' road show expenses. If this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company or the Operating Partnership to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for all additional documented out-of-pocket expenses, including fees and disbursements of counsel for the Underwriters and the Underwriters' road show expenses, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

         6. CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

                  The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and the Operating Partnership contained herein, and to the performance by the Company and the Operating Partnership of their respective covenants and obligations hereunder and to the following additional conditions:

                  (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Act shall have been made within the applicable time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement, the Prospectus or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company or the Operating Partnership, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

                  (b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Ballard Spahr Andrews & Ingersoll, LLP, Maryland counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters, in form and substance satisfactory to counsel for the Underwriters to the effect that:

                           (i) The Company has been duly organized and is
validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, with all requisite trust power and authority to own or lease its properties and conduct its business as described in the Registration Statement.

                           (ii) The Company has authorized and outstanding
capital stock as set forth under the caption "Capitalization" in the Prospectus; the outstanding Common Shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable; all of the Shares conform to the description thereof incorporated by reference in the Registration Statement; the Shares, including the Option Shares, if any, to be sold by the Company pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; and no preemptive rights of shareholders exist with respect to any of the Shares or the issue or sale thereof.

                           (iii) The statements under the caption "Restrictions
on Ownership and Transfer of Shares" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters;

                           (iv) The execution and delivery of this Agreement and
the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Articles of Amendment and Restatement of Declaration of Trust or By-Laws of the Company.

                           (v) This Agreement has been duly authorized, executed
and delivered by the Company.

                           (vi) No approval, consent, order, authorization,
designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary under Maryland law in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated.

                           (vii) The form of certificate used to evidence the
Common Shares complies in all material respects with all applicable statutory requirements under Maryland law and with any applicable requirements under the Articles of Amendment and Restatement of Declaration of Trust and By-Laws of the Company.

                           (viii) The opinion of Ballard Spahr Andrews &
Ingersoll, LLP set forth as Exhibit 5 to the Registration Statement is confirmed.

                  In rendering such opinion, Ballard Spahr Andrews & Ingersoll, LLP need not opine as to matters governed by the laws of jurisdictions other than the law of the State of Maryland.

                  (c) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Honigman Miller Schwartz and Cohn LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters to the effect that:

                           (i) Each of the Subsidiaries designated in such
opinion (the "Designated Subsidiaries") has been duly organized and is validly existing as a corporation, limited partnership or limited liability company in good standing under the laws of the jurisdiction of its organization, with all requisite corporate, limited partnership or limited liability company power and authority, as the case may be, to own or lease its properties and conduct its business as described in the Registration Statement; the Company and each of the Designated Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, or in which the failure to qualify would have a materially adverse effect upon the business of the Company and the Subsidiaries taken as a whole; assuming receipt of consideration therefor as provided in the applicable resolutions authorizing issuance thereof, the outstanding shares of capital stock of each of the Designated Subsidiaries that is a corporation, the outstanding partnership interests of each of the Designated Subsidiaries that is a limited partnership and the outstanding limited liability company interests of each of the Designated Subsidiaries that is a limited liability company have been duly authorized and validly issued and are fully paid and non-assessable and, except as described in such opinion, are owned by the Company or a Subsidiary; and, to such counsel's knowledge, the outstanding shares of capital stock of each of the Designated Subsidiaries that is a corporation, the outstanding partnership interests of each of the Designated Subsidiaries that is a limited partnership and the outstanding limited liability company interests of each of the Designated Subsidiaries that is a limited liability company are owned free and clear of all liens, encumbrances and equities and claims, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock, partnership interests, limited liability company interests or other ownership interests in the Designated Subsidiaries are outstanding.

                           (ii) Except as described in or contemplated by the
Registration Statement, to such counsel's knowledge, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Registration Statement, to such counsel's knowledge, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any Common Shares or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any Common Shares or other securities of the Company.

                           (iii) The Registration Statement has become effective
under the Act and the Prospectus has been filed with the Commission in the manner and within the time period required by Rule 424(b); and to the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened by the Commission under the Act.

                           (iv) The offering, issuance and sale of the OP Units
that have been offered, issued and sold at any time during the six-month period preceding the Closing Date are exempt from the registration requirements of the Act and the Rules and Regulations.

                           (v) The Registration Statement, the Prospectus and
each amendment or supplement thereto and document incorporated by reference therein which has been filed with the Commission on or prior to the date of such opinion comply as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements and related schedules included or incorporated by reference therein). The conditions for the use of Form S-3, set forth in the General Instructions thereto, have been satisfied by the Company.

                           (vi) The discussion set forth in the Registration
Statement under the caption "Federal Income Tax Considerations," although general in nature, is a fair and accurate discussion under current law of the material federal income tax consequences of the acquisition, ownership and disposition of the Common Shares, subject to the qualifications set forth in the discussions set forth in the Registration Statement.

                           (vii) Such counsel does not know of any contracts or
documents required to be filed as exhibits to or incorporated by reference in the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed, incorporated by reference or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

                           (viii) Such counsel does not know of any statutes or
regulations that are required to be described in the Registration Statement or the Prospectus which are not so described as required, and such statutes and regulations as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

                           (ix) such counsel does not know of any action, suit,
claim or proceeding pending or threatened against the Company or any of the Designated Subsidiaries before any court or administrative agency or otherwise which if determined adversely to the Company or any of its Designated Subsidiaries could reasonably be expected to result in any material adverse change in the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and of the Subsidiaries taken as a whole or prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement.

                           (x) The execution and delivery of this Agreement and
the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Operating Partnership Agreement of the Operating Partnership or any indenture, mortgage, deed of trust or other agreement or instrument filed as an exhibit to the Registration Statement or as an exhibit to any document incorporated by reference in the Registration Statement to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound.

                           (xi) This Agreement has been duly authorized,
executed and delivered by the Operating Partnership.

                           (xii) No approval, consent, order, authorization,
designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by the NASD or as required by state securities and "blue sky" laws as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.

                           (xiii) The Company is not, and will not become, as a
result of the consummation of the transactions contemplated by this Agreement, and application of the net proceeds therefrom as described in the Prospectus, required to register as an investment company under the 1940 Act.

                           (xiv) The form of certificate used to evidence the
Common Shares complies in all material respects with all applicable statutory requirements and the requirements of the New York Stock Exchange.

                           (xv) Since the Company's taxable year which began on
January 1, 2002, the Company has been organized in conformity with the requirements for qualification as a REIT (v) under the Code, and its actual method of operation has enabled, and its proposed method of operation will enable, the Company to meet the requirements for qualification and taxation as a REIT.

                  In rendering such opinion, Honigman Miller Schwartz and Cohn LLP need not opine as to matters governed by the laws of jurisdictions other than the laws of the State of Michigan and the State of Delaware and the federal law of the United States. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, at the time it became effective under the Act (including the information deemed to be part of the Registration Statement at the time it became effective pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein). With respect to such statement, Honigman Miller Schwartz and Cohn LLP may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

                  (d) The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially to the effect specified in subparagraph (v) of Paragraph (b) of this Section 6 and subparagraphs (iii), (v) and (xi) of Paragraph (c) of this Section 6. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom LLP need not opine as to matters governed by the laws of jurisdictions other than the laws of the State of New York and the State of Delaware and the federal law of the United States. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, at the time it became effective under the Act (including the information deemed to be part of the Registration Statement at the time it became effective pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein). With respect to such statement, Skadden, Arps, Slate, Meagher & Flom LLP may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

                  (e) You shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of Deloitte & Touche LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

                  (f) The Representatives shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company and appropriate officers of the Company, as General Partner, on behalf of the Operating Partnership, to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

                           (i) The Registration Statement has become effective
under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated or threatened by the Commission;

                           (ii) The representations and warranties of the
Company and the Operating Partnership contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

                           (iii) All filings required to have been made pursuant
to Rules 424 or 430A under the Act have been made as and when required by such rules;

                           (iv) He has carefully examined the Registration
Statement and the Prospectus and, in his opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement and the Prospectus were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Registration Statement or the Prospectus which has not been so set forth in such supplement or amendment; and

                           (v) Since the respective dates as of which
information is given in the Registration Statement and the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

                  (f) The Company and the Operating Partnership shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

                  (g) The Firm Shares and Option Shares, if any, shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange.

                  (h) The Lock-up Agreements described in Section 4(j) shall be in full force and effect.

                  The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representatives and to Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters.

                  If any of the conditions hereinabove provided for in this
Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company and the Operating Partnership of such termination in writing or by facsimile at or prior to the Closing Date or the Option Closing Date, as the case may be.

                  In such event, the Company, the Operating Partnership and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

         7. CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

                  The obligations of the Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

         8. INDEMNIFICATION.

                  (a) The Company and the Operating Partnership jointly agree:

                  (1) to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act, or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided, that the Company and the Operating Partnership shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided, however, that the Company and the Operating Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof; and

                  (2) to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

                  (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its trustees, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such trustee, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse any legal or other expenses reasonably incurred by the Company or any such trustee, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

                  (d) To the extent the indemnification provided for in this
Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Operating Partnership on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contributions pursuant to this
Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

                  (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company and the Operating Partnership set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Operating Partnership or any person controlling the Operating Partnership, the Company, its trustees or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or any person controlling any Underwriter, to the Operating Partnership, or any person controlling the Operating Partnership, or to the Company, its trustees or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

         9.       DEFAULT BY UNDERWRITERS.

                  If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or the Operating Partnership), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or the Option Closing date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company and the Operating Partnership, or you as the Representatives of the Underwriters, will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or the Operating Partnership except to the extent provided in Sections 5 and 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         10.      NOTICES.

                  All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Deutsche Bank Securities Inc., One South Street, Baltimore, Maryland 21202, Attention:
Syndicate Manager, with a copy to Deutsche Bank Securities Inc., 31 West 52nd Street, New York, New York 10019, Attention: General Counsel; and if to the Company or the Operating Partnership, to Ramco-Gershenson Properties Trust, 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034, Attention:
Chief Executive Officer, with a copy to Honigman Miller Schwartz and Cohn LLP, 32270 Telegraph Road, Suite 225, Bingham Farms, Michigan 48025, Attention:
Richard J. Burstein, Esq.

         11.      TERMINATION.

                  This Agreement may be terminated by you by notice to the Company and the Operating Partnership (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange,
(iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) the declaration of a banking moratorium by United States or New York State authorities, (vi) the suspension of trading of the Company's Common Shares by the New York Stock Exchange, the Commission, or any other governmental authority or, (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

                  (b)  as provided in Sections 6 and 9 of this Agreement.

         12.      SUCCESSORS.

                  This Agreement has been and is made solely for the benefit of the Underwriters, the Company and the Operating Partnership and their respective successors, executors, administrators, heirs and assigns, and the officers, trustees and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

         13.      INFORMATION PROVIDED BY UNDERWRITERS.

                  The Company, the Operating Partnership and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the third paragraph and the ninth through twelfth paragraphs under the caption "Underwriting" in the Prospectus.

         14.      MISCELLANEOUS.

                  The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, by or on behalf of the Operating Partnership or any controlling person thereof or by or on behalf of the Company or its trustees or officers and (c) delivery of and payment for the Shares under this Agreement.

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Operating Partnership and the several Underwriters in accordance with its terms.

                                            Very truly yours,

                                            RAMCO-GERSHENSON PROPERTIES TRUST


                                            By:
                                               ---------------------------------
                                                Name:
                                                Title:

                                            RAMCO-GERSHENSON PROPERTIES, L.P.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

DEUTSCHE BANK SECURITIES INC.
MCDONALD INVESTMENTS, INC.
ROBERTSON STEPHENS, INC.,

As Representatives of the several
Underwriters listed on Schedule I hereto

By: Deutsche Bank Securities Inc.


By:
   -----------------------------------------
         Authorized Officer

                                                                      SCHEDULE I


                            SCHEDULE OF UNDERWRITERS


                                                                            Number of Firm Shares
                                    Underwriter                                to be Purchased
Deutsche Bank Securities Inc. ........................................
McDonald Investments Inc. ............................................
Robertson Stephens, Inc. .............................................
.......................................................................
.......................................................................
.......................................................................
.......................................................................
.......................................................................
                                                                                     -------

            Total.....................................................
                                                                                     -------

                                                                     SCHEDULE II

                            SCHEDULE OF SUBSIDIARIES


                                                               Percent Owned by the Company
Name of Subsidiary                                         and/or the Subsidiaries
------------------                                         ---------------------------
Chester Springs SC, L.L.C.                                             100%
Chester Springs SC Holdings Corp.                                       25%
Double Rivers, LLC                                                     100%
East Town Plaza, LLC                                                   100%
East Town Plaza Holdings Corp.                                         100%
East Town SP, LLC                                                       25%
North Lakeland Properties, Inc.                                        100%
Novi West Development, L.L.C.                                          100%
PLC/Novi West, L.L.C.                                                   10%
Ramco Acquisitions II, L.L.C.                                          100%
Ramco Acquisitions IV, L.L.C.                                          100%
Ramco Auburn Hills Acquisitions, Inc.                                  100%
Ramco Cox Creek LLC                                                    100%
Ramco Crofton Plaza LLC                                                100%
Ramco-Gershenson, Inc.                                                 100%
Ramco-Gershenson Properties, L.P.                                     70.7%
Ramco Madison Center LLC                                               100%
Ramco Properties Associates Limited Partnership                        100%
Ramco Properties GP, L.L.C.                                            100%
Ramco Roseville Plaza LLC                                              100%
Ramco/Shenandoah LLC                                                    40%
Ramco/Shenandoah Managing Member LLC                                   100%
Ramco SPC, Inc.                                                        100%
Ramco SPC II, Inc.                                                     100%
Ramco Virginia Management, L.L.C.                                      100%
Ramco Virginia Properties, L.L.C.                                      100%
Ramco/West Acres LLC                                                    40%
Rivertowne Holdings Corp.                                               25%
Rossford Development LLC                                                10%
RSSC, LLC                                                              100%
RPT/Invest L.L.C.                                                       25%
RPT/Invest II L.L.C.                                                    25%
S-12 Associates                                                         50%
Signal Hill, L.L.C.                                                    100%
Stonegate Acquisition LLC                                              100%
28th Street Kentwood Associates                                         50%